EXHIBIT 23.4

                              McDANIEL & ASSOCIATES
                                CONSULTANTS LTD.

                        OIL AND GAS RESERVOIR EVALUATIONS


Reference: SOUTHERN MINERAL CORPORATION
           ANNUAL REPORT ON FORM 1O-KSB

We consent to the incorporation by reference into Form S-8 Registration Statement No. 33-60571, Form S-3 Registration Statement No. 33-60583, and Form S-8 Registration Statement No. 333-12375 of Southern Mineral Corporation, a Nevada Corporation (the "Company") of the references to this firm and to our report on the Company's estimated Canadian proved reserves as of December 31, 1997 contained in this Annual Report on Form 10-KSB for the year ended December 31, 1997.


McDANIEL & ASSOCIATES CONSULTANTS LTD.

B. H. EMSLIE,
B. H. Emslie, P. Eng.
Vice President

Calgary, Alberta
Dated: March 25, 1998